UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 10, 2012

(Date of Earliest Event Reported)

BEESFREE, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-53212 (Commission File Number)	92-0189305 (I.R.S. Employer Identification No.)

2101 Vista Parkway, Suite 122

West Palm Beach, Florida 33411

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 939-4860

____________________________________

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Subscription Agreement (the “Subscription Agreement”), dated October 10, 2012, BeesFree, Inc. (the “Company”) raised aggregate gross proceeds of $542,325 (the “Financing”). The Company entered into a Subscription Agreement with five accredited investors (the “Investors”).

In connection with the Financing, the Company sold to the Investors an aggregate of 3,099 shares of its newly created Series B Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) at a purchase price of $175.00 per share (the “Series B Preferred Stock Price”), and warrants (the “Warrants”) to purchase an aggregate of 309,900 shares of our common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of $542,325.

Series B Preferred Stock

In connection with the Financing, as disclosed in the Company’s Current Report on Form 8-K, filed October 4, 2012, the Company designated 50,000 shares of its blank check preferred stock as “Series B Cumulative Convertible Preferred Stock” by filing a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of Nevada establishing the Series B Preferred Stock.

Each share of Series B Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance, into such number of shares of Common Stock as is determined by dividing the Series B Preferred Stock Price by the Series B conversion price (the “Conversion Price”), which is initially $1.75 (i.e, each share is initially convertible into approximately 100 shares of Common Stock). Accordingly, the 3,099 shares of Series B Preferred Stock sold in the Financing are initially convertible into a total of 309,900 shares of Common Stock. The Series B Preferred Stock will also automatically convert into shares of Common Stock after three (3) years from issuance under the same terms as those set forth above.

From the date of the Subscription Agreement until the earlier of 90 days following such date that all of the Registrable Securities (as defined in the Subscription Agreement) are either included for resale in an effective registration statement or are eligible for resale without restriction pursuant to Rule 144(b)(1)(i) of the Securities Act, or a combination thereof, the conversion price of the Series B Preferred Stock is subject to full-ratchet price protection in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock or securities convertible in Common Stock for consideration per share less than the Conversion Price of the Series B Preferred Stock then in effect. In addition, the Conversion Price may be adjusted to reflect subdivisions or combinations of the Company’s Common Stock such as through stock splits, dividends, distributions and similar adjustments to its capital stock.

The holders of Series B Preferred Stock do not have the right to vote on any matter except with respect to certain protective provisions pursuant to which the majority of the Series B Preferred Stock have the right to approve as further described in the Certificate of Designation. The shares of Series B Preferred Stock are entitled to receive cumulative dividends at the rate of 12% pre annum, which dividends may be paid in shares of the Company’s Common Stock in the Company’s sole discretion. Upon the occurrence of an Event of Default (as defined in the Certificate of Designation), the dividend rate shall increase to 15% per annum during the pendency of such Event of Default.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock will be entitled to receive, on a pari passu basis with the Company’s issued and outstanding shares of Series A Cumulative Convertible Preferred Stock, and any class or series of capital stock of the Company created specifically ranking, by its terms, on parity with the Series B Preferred Stock, and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock, an amount equal to the Series B Preferred Stock Price.

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Warrants

In connection with the Financing, the Company also issued Warrants to purchase a total of 309,900 shares of Common Stock (the “Warrant Shares). Each Warrant has an exercise price of $2.26 per share and is fully vested. The warrants expire five years from the date of issuance and in the event that if after the 6 month anniversary of the initial exercise date of each Warrant there is no effective registration statement registering, or no current prospectus available for the resale of, the Warrant Shares by the holder, the Warrant may be exercised, in whole or in part, on a cashless basis.

The Warrants also provide for full ratchet anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the Exercise Price of the Warrants, subject to certain standard exceptions, until the earlier of 90 days following such date that all of the Registrable Securities (as defined in the Subscription Agreement) are either included for resale in an effective registration statement or are eligible for resale without restriction pursuant to Rule 144(b)(1)(i) of the Securities Act, or a combination thereof.

Registration Rights

The Company also agreed under the Subscription Agreement to, on one occasion, register the shares of Common Stock underlying the Series B Preferred and the Warrants upon the demand of the holders of the majority of the Series B Preferred for a two year period beginning 91 days from issuance, and the Company also agreed to indemnify the Investors for losses arising out of or resulting from material breaches of representations, warranties, agreements and covenants made by the Company in the Subscription Agreement.

The foregoing summary of the terms and conditions of the Subscription Agreement, Certificate of Designation, and Warrants do not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Subscription Agreement, the Series B Preferred Stock and Warrants, including the issuance of the securities in connection therewith.

The securities issued above were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investors received current information about the Company and had the opportunity to ask questions about the Company. All of the Investors were deemed accredited.

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Item 7.01     Regulation FD Disclosure

On October 12, 2012, the Company issued a press release announcing the sale of securities under the Financing.  A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits:

(a)	Financial Statements - Not Applicable
(b)	Pro-Forma Financial Information - Not Applicable
(c)	Shell Company Transactions - Not Applicable
(d)	Exhibits:

3.1	Certificate of Designation.*
10.1	Form of Subscription Agreement by and among the Company and certain investors.
10.2	Form of Warrant
99.1	Press Release dated October 12, 2012

* Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed October 4, 2012, and incorporated herein by reference.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEESFREE, INC.
By:	./s/ David W. Todhunter
David W. Todhunter
President and Chief Executive Officer

Dated: October 12, 2012

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